Exhibit 99.1

Celularity Closes Merger with GX Acquisition Corp and Provides Corporate Update

Common stock of the merged company, Celularity, Inc., to commence trading on the Nasdaq Capital Market under the ticker symbol “CELU” on July 19, 2021

Clinical pipeline includes multiple clinical stage programs including acute myeloid leukemia (AML) and glioblastoma multiforme (GBM), with a total of five clinical programs expected by 1H 2022

Gross proceeds from the transaction totaled approximately $138 million

FLORHAM PARK, N.J., July 16, 2021 -- Celularity Inc. (“Celularity”) (Nasdaq: CELU), a clinical-stage cellular medicine company developing off-the-shelf allogeneic therapies derived from the postpartum human placenta, today announced the closing of a merger with GX Acquisition Corp. (“GXGX”) and provided a corporate update. Proceeds from the transaction totaled approximately $138 million, which included funds held in GXGX’s trust account and a concurrent private placement investment in public equity (PIPE) financing led by existing Celularity shareholders. GXGX shareholders approved the transaction on July 14, 2021. The combined, publicly traded company will operate under the name Celularity, Inc., and its common stock will commence trading on the Nasdaq Capital Market on July 19, 2021, under the ticker symbol “CELU.” Celularity’s management team will continue leading the merged company following this transaction.

“Celularity aims to transform the way we approach the treatment of cancer and other diseases by harnessing the versatility, unique immune biology and innate stemness of placental-derived cells,” said Robert J. Hariri, M.D., Ph.D., founder, Chairperson and Chief Executive Officer of Celularity. “We are immensely proud of our clinical development results so far as well as the state-of-the-art manufacturing capabilities we built to support rapid scaling and a competitive cost structure for our placental-derived cell therapeutics. We believe off-the-shelf, allogeneic cell therapies will drive a paradigm shift in how clinicians approach the treatment of cancer and other serious diseases.” Hariri added, “Our PIPE is led by existing Celularity investors, who understand the company’s pipeline and clinical development program and took advantage of the opportunity to add to their investment in Celularity.” Hariri also noted, “Celularity has entered into important strategic and commercial partnerships with leaders like Palantir and Arthrex which we believe will strengthen our intellectual property and grow revenues from our existing marketed products.”

“We are tremendously excited in Celularity’s long-term growth prospects and its ability to develop innovative cell therapies derived from the post-partum human placenta,” stated Dr. Henry Ji, Chairman and CEO of Sorrento Therapeutics. “We value our strategic partnership and look forward to Celularity’s continued innovation and growth as a public company.”

Dean C. Kehler, Co-Chairman and CEO of GX Acquisition Corp. and new board member of Celularity, added, “We are excited to see Celularity (Nasdaq: CELU) take this very important next step in its evolution as a transformative biotechnology company by becoming a publicly-traded company, listed on The Nasdaq Capital Market under the symbol “CELU”. This step will enable Celularity to continue to leverage the company’s commercial and clinical stage assets to treat diseases of high unmet need, like cancer, infectious diseases and degenerative diseases.”

About this Transaction

On January 8, 2021, Celularity, a clinical-stage biotechnology company leading the next evolution in cellular medicine with the development of off-the-shelf allogeneic therapies derived from the postpartum placenta, entered into a definitive business combination agreement with GX Acquisition Corp., a special purpose acquisition company (SPAC). Under the terms of the business combination agreement, the SPAC Sponsors and certain current equity holders, officers and directors of Celularity have agreed to be subject to a one-year lockup in respect of their common stock, in each case subject to certain customary exceptions, which will provide important stability to the leadership and governance of the combined entity.

As a result of this business combination, Celularity received proceeds of approximately $138 million. The description of the business combination contained herein is only a high-level summary and is qualified in its entirety by the more detailed description of the terms of the transaction provided in the definitive proxy statement/prospectus filed with the U.S. Securities and Exchange Commission on June 25, 2021.

Noteworthy Achievements and Outlook

Pipeline and Clinical Updates

Celularity Announces Expansion of Human Placental Hematopoietic Stem Cell Derived Natural Killer Cells (CNYK-001) Phase 1 Trial in Patients with Acute Myeloid Leukemia

Celularity expanded its ongoing Phase 1 clinical trial of CYNK-001 in patients with acute myeloid leukemia (AML) (NCT04310592) to include patients with relapsed/refractory AML (r/r AML) in addition to its ongoing trial in MRD. Of the findings to date, no dose limiting toxicity was observed with outpatient administration of three doses (Days 0, 7 and 14) at total dose levels of 1.8, 3.6 and 5.4 billion CYNK-001 cells, respectively. Additionally, the company reported positive results from a single patient enrolled in the study who received a total of 5.4 billion CYNK-001 cells in the outpatient setting without experiencing dose limiting toxicity and experienced conversion from MRD positive to MRD negative on bone marrow exam and had good risk cytogenetics, NPM-1 positive FLT-3 negative AML.

Celularity Secures Orphan Drug Designation for CYNK-001 in the Treatment of Malignant Gliomas

The U.S. Food and Drug Administration (FDA) granted Orphan Drug Designation to Celularity’s CYNK-001, a non-genetically modified cryopreserved human placental hematopoietic stem cell-derived natural killer (NK) cell therapy, for the treatment of patients with malignant gliomas. CYNK-001 is currently being investigated in a Phase 1 clinical trial (NCT04489420) for the treatment of patients with glioblastoma multiforme (GBM), an indication within the scope of this orphan designation.

Celularity Secures Positive Recommendation from the independent Data Monitoring Committee (DMC) for continuation of ongoing Phase 1/2 CYNK-001-COVID-19 (CYNKCOVID) Study

Celularity received a positive recommendation from the independent Data Monitoring Committee (DMC) to continue the advancing the company’s Phase 1/2 COVID-19 trial assessing CYNK-001 in patients with the disease. In the first assessment, there was no evidence of dose-limiting toxicities or evidence of worsening of inflammatory biomarkers. Enrollment is ongoing in the multi-center clinical study with active sites in Arizona, Arkansas, California, New Jersey and Washington.

Corporate Milestones

Celularity and Arthrex Enter into Exclusive Supply and Distribution Agreement for Multiple Commercial Products

On July 1, 2021, Celularity entered into an agreement with Arthrex whereby Arthrex would receive exclusive rights to distribute and commercialize Celularity’s placental-derived biomaterial products for orthopedics and sports medicine in the U.S. Under the terms of the agreement, Celularity will provide Arthrex with exclusive commercial distribution rights for orthopedic surgery and sports medicine and will continue to be responsible for product manufacturing and supply. This partnership is expected to broaden Arthrex’s platform for using Celularity’s regenerative products in the Orthopedic surgery setting, the market for which is estimated to be approximately $1.5 billion in the U.S. alone.

Appointment of Executive Vice President and Chief Technology Officer

Bradley Glover, Ph.D., a global business and technical operations executive with more than 20 years of experience in the pharmaceutical industry is now leading all aspects of Celularity’s technical operations, including process development, quality, manufacturing, supply chain, IT, facilities and engineering and strategic and business operations for commercial products and clinical pipeline programs. With his significant expertise in operational management and business strategy, Celularity aims more rapidly advance its clinical and preclinical cellular programs currently in development.

Multi-Year Strategic Partnership with Palantir Technologies

Celularity’s recent partnership will enable the company to leverage Palantir’s next generation software and computational capabilities with its cellular data to accelerate research and development activities. Concurrent with its research and development work, Palantir made an equity investment in Celularity that when combined with the previously announced PIPE financing, brings more than $100 million in new funding to Celularity.

About Celularity

Celularity, Inc. (Nasdaq: CELU) headquartered in Florham Park, N.J., is a clinical stage biotechnology company leading the next evolution in cellular medicine by developing off-the-shelf placental-derived allogeneic cell therapies, including unmodified NK cells, genetically-modified NK cells, T cells engineered with a CAR (CAR T-cells), and mesenchymal-like adherent stromal cells (ASCs) targeting indications across cancer, infectious and degenerative diseases. In addition, Celularity develops and manufactures innovative biomaterials also derived from the postpartum placenta. Celularity believes that by harnessing the placenta’s unique biology and ready availability, it will be able to develop therapeutic solutions that address significant unmet global needs for effective, accessible, and affordable therapies.

To learn more, visit celularity.com.

Celularity Investor Contacts:

Carlos Ramirez

Celularity

carlos.ramirez@celularity.com

Alexandra Roy

Solebury Trout

aroy@troutgroup.com

Celularity Media Contact:

Jason Braco, Ph.D.

LifeSci Communications

jbraco@lifescicomms.com

Forward-Looking Statements

This communication contains, or incorporates by reference, “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, as well as within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intends,” “may,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “target,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Many factors could cause actual results to differ materially from those described in these forward-looking statements, including but not limited to: the success and timing of Celularity’s cellular therapeutic development activities and initiating clinical trials; Celularity’s ability to obtain and maintain regulatory approval of any of Celularity’s therapeutic candidates; Celularity’s plans to research, discover and develop additional therapeutic candidates, including by leveraging genetic engineering and other technologies and expanding into additional indications; Celularity’s ability to expand its manufacturing capabilities, and to manufacture Celularity’s therapeutic candidates and scale production; Celularity’s ability to meet certain milestones; changes in Celularity’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; developments and projections relating to Celularity’s competitors and industry. These forward-looking statements are based on information available as of the date of this communication, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. These risks and uncertainties may be amplified by the COVID- 19 pandemic, which has caused significant economic uncertainty. If any of these risks materialize or underlying assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that we do not presently know, or that we currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans, or forecasts of future events and views as of the date of this communication. We anticipate that subsequent events and developments will cause their assessments to change. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Additional risks and uncertainties are identified and discussed in the parties’ reports filed with the SEC and available at the SEC’s website at http://www.sec.gov.

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